Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.4 to Registration Statement No. 811-10179 under the Investment Company Act of 1940 of Master Basic Value Trust (the “Trust”) on Form N-1A of our report dated August 23, 2004 appearing in the June 30, 2004 Annual Reports of Merrill Lynch Basic Value Fund, Inc., and Mercury Basic Value Fund, Inc., which are incorporated by reference in Part B of this Registration Statement.

/s/    Deloitte & Touche LLP

Princeton, New Jersey

October 25, 2004